Exhibit 10(c)(1)

BENEFIT PLAN REVIEW COMMITTEE OF OLIN CORPORATION

AMENDMENT TO THE

OLIN SENIOR EXECUTIVE PENSION PLAN

(As amended and restated effective July 27, 2000)

Olin Corporation (the “Company”) currently maintains the Olin Senior Executive Pension Plan (the “Plan”). In Section 7.1 of the Plan, the Company reserved the right to amend the Plan. Pursuant to the authority granted to the Benefit Plan Review Committee of Olin Corporation (“the Committee”), the Committee hereby amends the Plan in the following manner:

Article IV of the Plan is amended by adding the following Section 4.8:

“4.8. Effective May 27, 2005, the Plan is amended to add a Participation Termination Provision, provided that such provision shall be subject to the following requirements: (i) the Company, in its sole discretion, consents to each election, (ii) the Company determines the form and terms of any termination election (which form and terms may vary among participants), (iii) in accordance with the 409A Guidance, the Participant shall receive his accrued but unpaid Plan benefit as soon as administratively feasible following such termination, provided that such payment(s) will be made on or before December 31, 2005, or if later, the taxable year in which the amount is earned and vested, and (iv) only participants who terminate employment with the Company on or before December 31, 2005 are eligible to elect to terminate their Plan participation (subject to the Company consent contained in item (i)).

“Participation Termination Provision” shall mean an election to terminate participation in the Plan upon a Participant’s termination of employment on or before December 31, 2005, consistent with applicable Internal Revenue Service guidance for Code Section 409A, including without limitation, IRS Notice 2005-1, as amended (referred to herein as the “409A Guidance”).

Effective as of May 27, 2005, this Section 4.8 is further amended so that no Participant other than Anthony W. Ruggiero may make a termination election under this Section 4.8.”